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                                                                   Exhibit 10.20

                             1995 STOCK OPTION PLAN
                                       OF
                             U.S. TRUST CORPORATION

               AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1996



1. PURPOSE

         The purpose of the 1995 Stock Option Plan of U.S. Trust Corporation is to advance and promote the interests of U.S. Trust Corporation and its Affiliated Companies by encouraging and enabling their officers to acquire common shares of U.S. Trust Corporation. The Plan is intended as a means of attracting and retaining outstanding management and promoting a close identity of interest between management and U.S. Trust Corporation's shareholders.

2. DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         "AFFILIATED COMPANIES" shall mean United States Trust Company of New York, and each other direct or indirect subsidiary of the Corporation.

         "BENEFICIARY" shall mean the person or persons designated by an Eligible Employee in accordance with Section 9 to exercise any Option, or to receive any amount payable, under the Plan upon the Eligible Employee's death.

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

         "CHANGE IN CONTROL" shall mean that any of the following events has occurred:

                  (i) 20% or more of the Common Shares has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Corporation;

                  (ii) there has been a merger or equivalent combination after which 49% or more of the voting shares of the surviving corporation is held by persons other than former shareholders of the Corporation; or
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                  (iii) 20% or more of the directors elected by shareholders to the Board of Directors are persons who were not nominated by the Board of Directors or the Executive Committee of the Board of Directors in the most recent proxy statement of the Corporation;

provided, however, that notwithstanding anything in the Plan to the contrary, no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Sections 5(e)(v) or 5(i) shall exist, to the extent that the Board of Directors so directs by resolution adopted prior to the Change in Control, or not later than 45 days after the Change in Control if the percentage of Common Shares acquired or directors elected under clause (i) or
(iii) of the foregoing definition of Change in Control shall be at least 20% but less than 25%. Any resolution of the Board of Directors adopted in accordance with the provisions of this definition directing that a Change in Control shall be deemed not to have occurred for purposes of this Plan and that Sections 5(e)(v) or 5(i) or either of such Sections shall not become effective, may be rescinded or countermanded at any time with or without retroactive effect.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITTEE" shall mean the Compensation and Benefits Committee of the Board of Directors.

         "COMMON SHARES" shall mean the common shares ($1.00 par value per share) of the Corporation.

         "CORPORATION" shall mean U.S. Trust Corporation.

         "DETERMINED VALUE" shall mean (i) the highest price per Common Share paid in connection with any Change in Control (including, without limitation, prices paid in any subsequent merger or combination with any entity that acquires control of the Corporation), or (ii) in the case of a Change in Control occurring as a result of an event described in clause (iii) of the definition of a Change in Control contained in this Section 2, the Average Market Value of a Common Share during the 30-day period ending on the day preceding the occurrence of such Change in Control. For this purpose, the "Average Market Value" of a Common Share during such period shall mean the average of the mean between the per-share high and low prices for the Corporation's Common Shares on each day during such period, as quoted on the NASDAQ National Market System, or, if the Corporation's Common Shares are not traded on such system, on such other securities market or securities exchange on which such shares are traded as the Committee shall determine.

         "ELIGIBLE EMPLOYEE" shall mean any officer of the Corporation or any of its Affiliated Companies at or above the rank of Vice President.

         "INCENTIVE STOCK OPTION" shall mean an Option, or that portion of an Option, that qualifies as an incentive stock option within the meaning of section 422 of the Code.

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         "NONQUALIFIED STOCK OPTION" shall mean an Option, or portion of an
Option, that does not qualify as an Incentive Stock Option.

         "OPTION" shall mean an option to purchase Common Shares that is granted to an Eligible Employee under the Plan.

         "OPTION HOLDER shall mean (i) any Eligible Employee to whom an Option has been granted, or (ii) with respect to any Option held by an Eligible Employee at the date of his or her death, the Eligible Employee's Beneficiary, or (iii) with respect to any Option or portion thereof transferred by an Eligible Employee to a Permitted Transferee pursuant to Section 5(f), such Permitted Transferee.

         "PERMITTED TRANSFEREE" shall mean, with respect to any Eligible Employee, (i) one or more members of his or her Immediate Family, (ii) a trust solely for the benefit of the Eligible Employee and/or one or more members of his or her Immediate Family, or (iii) a partnership or limited liability company whose only partners or members are the Eligible Employee and/or one or more members of his or her Immediate Family. For this purpose, members of an Eligible Employee's "Immediate Family" shall include his or her spouse, children or grandchildren (including adopted children and grandchildren and step-children and step-grandchildren).

         "PLAN" shall mean the 1995 Stock Option Plan of U.S. Trust Corporation, as set forth herein and as amended from time to time.

         "RETIREMENT" shall mean an Eligible Employee's termination of employment with the Corporation and its Affiliated Companies for any reason other than death if, as of the date of the Eligible Employee's termination of employment, (i) the Eligible Employee has attained age 65 or (ii) (A) the sum of Participant's age and the number of his or her "Years of Service", as defined in the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies, is at least equal to 80, and (B) the Committee has consented to treating such termination of employment as a "Retirement" for purposes of the Plan.

         "VESTED PORTION" and "NON-VESTED PORTION" shall mean, respectively, with respect to any Option as of any date, the portion of such Option that is exercisable on such date, and the portion of such Option that is not exercisable on such date, under the terms of the Plan and the Option.

3. MAXIMUM NUMBER OF COMMON SHARES AVAILABLE FOR OPTIONS

         Notwithstanding any other provision of the Plan, the aggregate number of Common Shares that may be issued pursuant to Options granted under the Plan after January 1, 1997 shall be limited to 750,000 Common Shares, plus that number of Common Shares, out of the total number of Common Shares previously approved by the Corporation's shareholders for the grant of Options hereunder, that were not covered by Options granted prior to January 1, 1997. There shall be added

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to the number of Common Shares available for the grant of Options under the Plan, as determined under the preceding sentence, the following: (i) any Common Shares delivered (or deemed to have been delivered) after January 1, 1997 by an Option Holder to the Corporation, pursuant to the Option Holder's exercise of any Option (whenever granted), in payment or partial payment of the purchase price of any Common Shares covered under such Option; (ii) any Common Shares purchased by the Corporation after January 1, 1997 on the open market with Option Proceeds (as defined below); and (iii) any Common Shares that become no longer subject to an Option because such Option has expired, or because the Non-Vested Portion of such Option has been be forfeited. In the event of a cancellation of an Option as provided in Section 5(i), the number of Common Shares as to which such Option was cancelled shall not again become available for use under the Plan. The limitation provided under this Section 3 shall be subject to adjustment as provided in Section 6.

         For purposes of the preceding paragraph, "Option Proceeds" shall mean, with respect to the exercise of any Option (whenever granted), the sum of (x) the amount of cash received (or in the case of a cashless exercise, deemed received) by the Corporation in payment or partial payment of the purchase price of Common Shares pursuant to such exercise, and (y) the Tax Savings (as defined below) realized by the Corporation attributable to such exercise. The "Tax Savings" realized by the Corporation attributable to the exercise of any Option shall be an amount equal to (1) the amount of the deduction allowable to the Corporation or any of its Affiliated Companies under section 162 of the Code as compensation attributable to the exercise of such Option, multiplied by (2) the combined federal, state and local marginal income tax rate for the Eligible Employee's employing company for the year of such exercise or, if such deduction is allowable by reason of a disposition of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option that is made before the expiration of the applicable holding periods under section 422(a) of the Code, for the year of such disposition. Any Common Shares purchased by the Corporation on the open market pursuant to a publicly-announced Common Share repurchase program, the purpose of which is to acquire Common Shares for use in connection with the Corporation's stock-based compensation plans, shall be treated as having been purchased with Option Proceeds to the extent that (A) the Common Shares are so purchased after the date or dates on which Option Proceeds are realized by the Corporation and (B) the aggregate purchase price of the Common Shares so purchased does not exceed the amount of the Option Proceeds so realized.

         The Common Shares distributed under the Plan may be authorized and unissued shares, shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation at such time or times and in such manner as it may determine.

4. GRANT OF OPTIONS

         Subject to the provisions of the Plan, the Committee shall determine and designate from time to time those Eligible Employees to whom Incentive Stock Options, or Nonqualified Stock Options, or both, are to be granted and the number of Common Shares that may be purchased under each Option so granted; provided, however, that (i) the aggregate fair market value (determined at the time the Option is granted) of the Common Shares with respect to which Incentive Stock Options

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are exercisable for the first time by any Eligible Employee during any calendar year (under all incentive stock option plans of the Eligible Employee's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000; and (ii) the total number of Common Shares with respect to which Options may be granted to any Eligible Employee during any calendar year shall not exceed 100,000 Common Shares.

         No Incentive Stock Option may be granted under this Plan after the expiration of 10 years from the Effective Date of the Plan specified in Section 16, unless the shareholders of the Corporation shall have approved an extension of the period for granting Incentive Stock Options under this Plan beyond such date.

5. TERMS AND CONDITIONS OF OPTIONS

         Each Option granted under the Plan shall be evidenced in writing in a form approved by the Committee, and shall contain the following terms and conditions, and such other terms and conditions as the Committee may deem appropriate:

         (a) OPTION TERM. Each Option shall specify the period during which the Option may be exercised (the "Option Term"). The Option shall provide that the Option shall expire at the end of the Option Term. The Committee may extend the Option Term, provided, however, that in the case of any Option that the Committee previously determined to constitute an Incentive Stock Option, no such extension shall be made to the extent it would disqualify the Option as an Incentive Stock Option. In no case shall the Option Term, including any such extensions, end later than (i) ten years from the date of grant, or (ii) in the case of Incentive Stock Options granted to an Eligible Employee who, at the time the Incentive Stock Option is granted, owns shares possessing more than 10 percent of the total combined voting power of all classes of shares of his or her employer corporation or of its parent or subsidiary corporation (a "Ten Percent Shareholder"), five years from the date of grant.

         (b) PURCHASE PRICE. The price per Common Share at which Common Shares subject to any Option may be purchased shall be determined by the Committee at the time any Option is granted, and shall be not less than (i) the fair market value, or (ii) in the case of Incentive Stock Options granted to a Ten Percent Shareholder, 110 percent of the fair market value (but in no event less than the par value) of a Common Share on the date the Option is granted, as determined by the Committee.

         (c) EXERCISE OF OPTION. Except as otherwise provided under the Plan, no part of any Option may be exercised until the Eligible Employee to whom the Option was granted shall have remained in the employ of the Corporation or any of its Affiliated Companies for such period after the date on which the Option is granted as the Committee may specify in the Option, and the Option may provide for exercisability in installments.

         (d) PAYMENT OF PURCHASE PRICE UPON EXERCISE. Each Option shall provide that the purchase price of the Common Shares as to which an Option shall be exercised shall be paid to the

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Corporation at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including, but not limited to, Common Shares already owned by the Option Holder having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and Common Shares having a total fair market value, as so determined, equal to the purchase price. The Committee in its sole discretion may also provide that the purchase price may be paid by delivering a properly executed exercise notice in a form approved by the Committee together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of the applicable sale or loan proceeds to pay the purchase price.

         (e) EXERCISE IN THE EVENT OF TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL. In the event an Eligible Employee's employment with the Corporation and its Affiliated Companies should terminate, or if a Change in Control should occur, Options granted to the Eligible Employee may be exercised in accordance with the following provisions:

                    (i) If an Eligible Employee's employment terminates as a result of Retirement, each Option held by the Eligible Employee, or by a Permitted Transferee of the Eligible Employee, at the date of the Eligible Employee's termination of employment may be exercised (A) with respect to the Vested Portion of such Option, at any time or from time to time during the Eligible Employee's Post-Termination Exercise Period (as defined below) and (B) with respect to the Non-Vested Portion of such Option, at any time or from time to time on or after the date or dates during the Eligible Employee's Post-Termination Exercise Period on which such portion of the Option becomes exercisable under the terms of the Option. If such Eligible Employee should die prior to the end of his or her Post-Termination Exercise Period, the Non-Vested Portion, if any, of each Option held by the Eligible Employee, or by a Permitted Transferee of the Eligible Employee, at the date of the Eligible Employee's death shall cease to be exercisable, and shall be forfeited, as of such date; and the Vested Portion of each such Option may be exercised by the Eligible Employee's Beneficiary, or by such Permitted Transferee, as the case may be, at any time or from time to time after the Eligible Employee's death until the earlier of the second anniversary of such date of death or the date on which the Option Term for such Option expires.

                   (ii) If an Eligible Employee's employment terminates for any reason other than Retirement, the Non-Vested Portion of each Option held by the Eligible Employee, or by a Permitted Transferee of the Eligible Employee, at the date of the Eligible Employee's termination of employment shall cease to be exercisable, and shall be forfeited, as of such date; and the Vested Portion of each such Option may be exercised at any time and from time to time during the Eligible Employee's Post-Termination Exercise Period. If an Eligible Employee whose employment has terminated as a result of permanent disability should die before the end of his or her Post-Termination Exercise Period, the Vested Portion of each Option held by the Eligible Employee, or by a Permitted Transferee of an Eligible Employee, at the date of the Eligible Employee's death shall continue to be exercisable by the Eligible Employee's Beneficiary, or by such Permitted Transferee, as the case may be, at any time or from time to time after the date of the Eligible Employee's death until the

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         earlier of the second anniversary of such date of death or the date on which the Option Term for such Option expires.

                  (iii) Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that any part or all of the Non-Vested Portion of any Option held by an Eligible Employee, or by a Permitted Transferee of an Eligible Employee, at the date of the Eligible Employee's termination of employment shall not be forfeited, and may continue to be exercised by the Eligible Employee (or in the event of his or her death by his or her Beneficiary), or by such Permitted Transferee, as the case may be, for such period after such date of termination of employment and prior to the expiration of the Option Term for such Option, as the Committee shall specify in such determination.

                   (iv) For purposes of the foregoing, an Eligible Employee's Post-Termination Exercise Period shall mean the period beginning on the date of his or her termination of employment and ending (A) on the fifth anniversary of such date, if the Eligible Employee's employment has terminated as a result of Retirement, (B) on the second anniversary of such date, if the Eligible Employee's employment has terminated as a result of his or her death, (C) on the first anniversary of such date, if the Eligible Employee's employment has terminated as a result of his or her permanent disability, (D) on the 90th day following such date, if the Eligible Employee's employment has terminated for any reason other than Retirement, death or permanent disability. Notwithstanding the foregoing, an Eligible Employee's Post-Termination Exercise Period with respect to any Option shall end no later than the date on which the Option Term for such Option expires.

                    (v) Notwithstanding any other provision herein to the contrary (but subject to the proviso contained in the definition of "Change in Control" in Section 2), upon the occurrence of a Change in Control, the Non-Vested Portion of any Option held by an Eligible Employee, or by a Permitted Transferee of an Eligible Employee, who is in the employ of the Corporation or any of its Affiliated Companies on the date on which such Change in Control occurs, and the Non-Vested Portion of any Option held on such date by any Eligible Employee, or by a Permitted Transferee of an Eligible Employee, whose employment terminated prior to such date as a result of Retirement, shall become immediately and fully exercisable.

         (f) NONTRANSFERABILITY OF OPTIONS. Any Option granted to an Eligible Employee under the Plan shall be nontransferable and may be exercised during the Eligible Employee's lifetime only by the Eligible Employee. Notwithstanding the foregoing, any Eligible Employee may, at any time after November 1, 1996, transfer any Nonqualified Stock Option or portion thereof to a Permitted Transferee, subject to the following:

                  (i) such transfer shall be permitted only if the Eligible Employee does not receive any consideration for the transfer;

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                  (ii) such transfer shall not be effective unless and until the
         Eligible Employee has furnished the Committee with written notice of the transfer and copies of all documents evidencing the transfer;

                  (iii) any Option or portion thereof transferred by an Eligible Employee to a Permitted Transferee may be exercised by the Permitted Transferee to the same extent as the Eligible Employee would have been entitled to exercise it, and shall remain subject to all of the terms and conditions that would have applied to such Option under the provisions thereof and this Plan, if the Eligible Employee had not transferred the Option or portion thereof to the Permitted Transferee.

         The terms of each Option granted prior to November 1, 1996 that prohibited the transfer of such Option shall be deemed to be automatically amended effective as of November 1, 1996 to permit the portion of such Option that is treated as a Nonqualified Stock Option to be transferred in accordance with the provisions set forth above.

         (g) INVESTMENT REPRESENTATION. Each Option may provide that, upon demand by the Committee for such a representation, the Option Holder shall deliver to the Committee, at the time of any exercise of an Option or portion thereof, a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Common Shares issued upon exercise of an Option shall be a condition precedent to the right of the Option Holder to purchase any Common Shares. In the event certificates are delivered for any Common Shares with respect to which such an investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

         (h) OTHER OPTION PROVISIONS. Each Option may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee may, from time to time, determine. Without limiting the foregoing, the Committee may require an Eligible Employee to agree, as a condition to receiving an Option, that part or all of any Options previously granted to such Eligible Employee be terminated; and the Committee may include in any Option provisions under which the Option (including the Vested Portion thereof) may be cancelled by the Corporation at any time, and the right to exercise such Option will thereupon be forfeited, in the event that the Committee determines that: (i) the Eligible Employee has committed fraud, embezzlement or other act of dishonesty involving the Corporation or any of its Affiliated Companies, (ii) the Eligible Employee's employment has been terminated as a result of discharge for cause,
(iii) the Eligible Employee has at any time furnished or divulged to any other person, corporation or business entity, or has himself or herself used, any information of a proprietary nature owned by the Corporation or any of its Affiliated Companies that is in the nature of confidential business information or trade secrets, other than as required in the course of his or her employment by the Corporation or any of its Affiliated Companies, (iv) the Eligible Employee has at any time induced or attempted to induce

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any officer of the Corporation or any of its Affiliated Companies to terminate such officer's employment with the Corporation or any of its Affiliated Companies; (v) the Eligible Employee has at any time induced or attempted to induce any customer of, or any other person or entity having business relations with the Corporation or any of its Affiliated Companies to terminate or curtail such relationship with the Corporation or any of its Affiliated Companies; or
(vi) the Eligible Employee has at any time engaged in any other conduct directly and materially detrimental to the business of the Corporation or any of its Affiliated Companies. Each Option shall also specify that the Option granted thereunder shall be subject to all applicable provisions of the Plan.

         (i) CANCELLATION OF OPTIONS UPON A CHANGE IN CONTROL. Upon the occurrence of a Change in Control, all Options that have not been fully exercised, or that have not expired or that have not been forfeited, prior to the date of such Change in Control shall be cancelled. In the event of any such cancellation, the Corporation's obligation in respect of each such Option shall be discharged by payment to the Option Holder of a single cash lump sum (reduced by any taxes withheld pursuant to Section 8) in an amount equal to the excess, if any, of the Determined Value of the Common Shares subject to the Option or portion thereof so cancelled over the aggregate purchase price of such shares as set forth in the Option. All such amounts shall be payable as soon as practicable following the Change in Control. In the case of any such Option that is to become exercisable in full upon the occurrence of a Change in Control pursuant to Section 5(e)(v) above, the holder of such Option shall be provided an opportunity to exercise such option at such time prior to the time the Change in Control becomes effective, and in accordance with such procedures, as the Committee shall determine in its discretion.

6. CERTAIN ADJUSTMENTS TO PLAN SHARES

         In the event of any change in the Common Shares by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Common Shares at a price substantially below fair market value, or any similar change affecting the Common Shares, the number and kind of shares available for the grant of Options, and the number and kind of shares subject to outstanding Options and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Option Holders hereunder. Any adjustment of an Incentive Stock Option pursuant to this Section shall be made only to the extent it would not constitute a "modification" of such Option within the meaning of section 424(h)(3) of the Code. The Committee shall give notice to each Option Holder of any adjustment made pursuant to this Section and, upon such notice, such adjustment shall be effective and binding for all purposes.

7. LISTING AND QUALIFICATION OF COMMON SHARES

         The Corporation, in its discretion, may postpone the issuance, delivery, distribution or release of Common Shares upon any exercise of an Option until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the

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Corporation may consider appropriate, and may require any Option Holder to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

8. TAXES

         The Corporation or any of its Affiliated Companies may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to Options granted under the Plan and the exercise thereof including, but not limited to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to an Option Holder, and/or (ii) requiring an Option Holder to pay to the Corporation or any of its Affiliated Companies the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Common Shares.

9. DESIGNATION AND CHANGE OF BENEFICIARY

         Each Eligible Employee to whom an Option has been granted shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to exercise any Options, or to receive any amount payable, under the Plan upon his or her death. An Eligible Employee may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Eligible Employee's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of an Eligible Employee's death, there is no designation of a Beneficiary in effect for the Eligible Employee pursuant to the provisions of this Section 9, or if no Beneficiary designated by the Eligible Employee in accordance with the provisions hereof survives to exercise any Options that become exercisable, or to receive any amount that becomes payable, under the Plan by reason of the Eligible Employee's death, the Eligible Employee's estate shall be treated as the Eligible Employee's Beneficiary for all purposes.

10. PAYMENTS TO PERSONS OTHER THAN OPTION HOLDER

         If the Committee shall find that any Option Holder to whom any amount, or any Common Shares, is payable under the Plan is unable to care for his or her affairs because of illness, accident or legal incapacity, then if the Committee so directs, such amount, or such Common Shares, may be paid to such Option Holder's spouse, child or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such Option Holder, unless a prior claim therefor has been made by a duly appointed legal representative of the Option Holder. Any payment made under this Section 10 shall be a complete discharge of the liability of the Corporation with respect to such payment.

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11. RIGHTS OF OPTION HOLDERS

         An Option Holder's rights and interests under the Plan shall be subject to the following provisions:

         (a) An Option Holder shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan for the making of any payment required to be made hereunder shall be treated as unfunded for tax purposes, as well as for purposes of any applicable provisions of Title I of ERISA.

         (b) An Option Holder's rights to any payment under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Option Holder or his or her beneficiary.

         (c) Neither the Plan nor any action taken hereunder shall be construed as giving any Option Holder any right to be retained in the employment of the Corporation or any of its Affiliated Companies.

         (d) An Option Holder shall not have any rights as a shareholder with respect to any Common Shares that are subject to any Option held by the Option Holder prior to the date as of which such shares are issued to the Option Holder pursuant to his or her exercise of such Option.

12. ADMINISTRATION

         The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion but subject to the provisions of the Plan,:

                  (i) to select the Eligible Employees to whom Options are to be granted;

                  (ii) to determine the number of shares to be covered by each Option granted, the time or times when and the manner in which each Option may be exercised, and the purchase price per share at which each Option shall be exercised;

                  (iii) to determine whether an Option that is granted to an Eligible Employee shall constitute a Nonqualified Stock Option or an Incentive Stock Option;

                  (iv) to amend any Option, with the consent of the Option Holder; and

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
                  (v) establish from time to time guidelines or regulations for the administration of the Plan, interpret the Plan, cause appropriate records to be established, and make all determinations and take all other actions considered necessary or advisable for the administration of the Plan.

         The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers of the Corporation. All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties.

         No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee, and each employee, officer, director or trustee of the Corporation or any of its Affiliated Companies to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

13. AMENDMENT OR TERMINATION

         Except as to matters that in the opinion of the Corporation's legal counsel require shareholder approval, any provision of the Plan may be modified as to an Option Holder by an individual agreement approved by the Board of Directors. The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (i) no amendment that would materially increase the cost of the Plan to the Corporation may be made by the Board of Directors without the approval of the shareholders of the Corporation and (ii) no amendment, suspension or termination of the Plan shall deprive any Option Holder of any rights to Options previously granted under the Plan without his or her written consent. Any amendment that the Board of Directors would be permitted to make pursuant to the preceding sentence may also be made by the Committee where appropriate to facilitate the administration of the Plan or to comply with applicable law or any applicable rules and regulations of government authorities.

14. SUCCESSOR CORPORATION

         The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Option Holders' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

15. GOVERNING LAW

         The Plan shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflicts of law thereof.

16. EFFECTIVE DATE

         The Plan was adopted effective as of September 1, 1995. The amendments to Section 3 reflected in this restatement of the Plan shall be effective as of January 1, 1997, subject, however, to approval by the holders of a majority of the outstanding Common Shares of the Corporation entitled to vote thereon at the annual meeting of the Corporation's shareholders to be held on April 22, 1997. The Committee may grant Options as provided herein prior to such shareholder approval, subject to such approval being obtained at such meeting. All other amendments reflected in this restatement of the Plan shall be effective as of November 1, 1996.

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